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                                                                    EXHIBIT 99.2

                       SPECIAL MEETING OF STOCKHOLDERS OF

                              ELASTIC NETWORKS INC.

                                  MARCH 5, 2002

Co. #                                          Acct. #
      -----------------------                          -------------------------

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number and the proxy card available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.


YOUR CONTROL NUMBER IS                                --------------------------


                 Please Detach and Mail in the Envelope Provided


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                                      PROXY
                              ELASTIC NETWORKS INC.
                               ALPHARETTA, GEORGIA
                         SPECIAL MEETING OF STOCKHOLDERS
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned stockholder of Elastic Networks Inc., a Delaware corporation ("Elastic"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and the related joint proxy statement-prospectus and hereby appoints Guy D. Gill and Darrell E. Borne, and each of them, proxies, with full power of substitution and resubstitution, for and in the name of the undersigned, to vote all shares of Elastic common stock which the undersigned held of record on January 23, 2002, at the Special Meeting of Stockholders to be held on March 5, 2002 at 10:00 a.m. local time, at the Courtyard Alpharetta, 12655 Deerfield Parkway, Alpharetta, Georgia 30004, and at any adjournments or postponements thereof. If either Guy D. Gill or Darrell E. Borne is unable, for any reason, to serve in such capacity, the undersigned hereby appoints each such person's respective designee to act in such capacity. The affirmative vote of a majority of the shares represented at the meeting, assuming a quorum is present, may authorize the adjournment or postponement of the meeting, provided, however, that no proxy which is voted against the Proposal will be voted in favor of any adjournments or postponements to solicit further proxies for such proposal.


                                                             FOR AGAINST ABSTAIN
                                                             [ ]    [ ]    [ ]

THE BOARD OF DIRECTORS RECOMMENDS   Adoption of the Agreement and Plan of
A VOTE "FOR" THE PROPOSAL.          Merger, dated as of December 27,
                                    2001, as amended on January 4, 2002, by and among Paradyne Networks, Inc., a Delaware corporation, Phoenix Merger Sub, Inc., a
                                    Delaware corporation, and Elastic, as it may be amended from time to time, and approval of the transactions contemplated thereby which include the acquisition of Elastic by Paradyne and the exchange of each share of Elastic common stock for a fraction of a share of Paradyne common stock.

                                             Furthermore, if the undersigned
                                    voted "FOR" the Proposal, the undersigned agrees that in their discretion, the proxies are authorized to vote upon such other business as may properly be presented at the special meeting or any adjournments or postponements thereof, including, if submitted to a vote of the stockholders, a motion to adjourn or postpone the special meeting to another time or place for the purpose of soliciting additional proxies.

                                             THIS PROXY CARD, WHEN PROPERLY
                                    EXECUTED, WILL BE VOTED IN THE MANNER
                                    DIRECTED HEREIN BY THE UNDERSIGNED
                                    STOCKHOLDER, BUT IF NO DIRECTION IS MADE,
                                    THIS PROXY WILL BE VOTED IN FAVOR OF
                                    ADOPTING THE AGREEMENT AND PLAN OF MERGER,
                                    AS AMENDED, AND APPROVING THE TRANSACTIONS
                                    CONTEMPLATED THEREBY AND FOR ANY ADJOURNMENT
                                    OR POSTPONEMENT OF THE SPECIAL MEETING FOR
                                    THE PURPOSES OF SOLICITING ADDITIONAL
                                    PROXIES.

                                             IF YOU VOTE BY MAIL, PLEASE MARK,
                                    DATE, SIGN AND RETURN THIS PROXY CARD
                                    PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature ___________________ Signature if held jointly ___________________
Dated: ___________, 2002

NOTE: Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both must sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee, guardian or similar capacity, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person. Where applicable, indicate your official position or representative capacity.